UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2016

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34700 Campus Drive, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation; Change in Fiscal Year.

As previously reported, at the 2016 Annual Meeting of Stockholders of WaferGen Bio-systems, Inc. (the “Company”) held on May 25, 2016, the holders of a majority of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), approved a proposal to grant discretionary authority to the Board of Directors to amend the Company’s articles of incorporation to effect a reverse stock split of the outstanding shares of Common Stock of the Company, at any time within one year after stockholder approval is obtained, by a ratio of not less than one-for-two and not more than one-for-ten, with the exact ratio to be set at a number within this range as determined by the Board of Directors in its sole discretion.

On November 22, 2016, the Company filed with the Secretary of State of the State of Nevada a certificate of amendment (the “Certificate of Amendment”) to its articles of incorporation, which Certificate of Amendment effectuated as of November 28, 2016 at 4:01 p.m. Pacific Time (the “Effective Time”) the proposed reverse stock split by a ratio of one-for-five (the “Reverse Split”).  At the Effective Time, every five outstanding shares of Common Stock became one share of Common Stock.

The Common Stock will commence trading on a split-adjusted basis on the NASDAQ Capital Market when the market opens on November 29, 2016. The trading symbol for the Common Stock will remain “WGBS”. The new CUSIP number for the Common Stock following the Reverse Split is 93041P 506.

No fractional shares were, or shall be, issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive a fractional share of Common Stock will be entitled to receive the fractional share rounded up to the next whole share.  The Reverse Split did not change the number of shares of common or preferred stock that the Company is authorized to issue, or the par value of the Company’s common or preferred stock.

Item 8.01. Other Events.

On November 28, 2016, the Company issued a press release relating to the reverse split.

Item 9.01. Financial Statements and Exhibits.

The exhibit filed as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: November 28, 2016	By:	/s/ Michael P. Henighan
Name: Michael P. Henighan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company
99.1	Press release, dated November 28, 2016, issued by WaferGen Bio-systems, Inc.